                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of PNC Mortgage Securities Corp. relating to the Mortgage Pass-Through Certificates, Series 1999-1, of our report dated February 3, 1998 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".

                                        /s/ PriceWaterhouseCoopers LLP
                                        -------------------------------
                                        PriceWaterhouseCoopers LLP

January 26, 1999